EXHIBIT 23 ---- CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Intergraph Corporation and subsidiaries of our report dated January 31, 2001, included in the 2000 Annual Report to Shareholders of Intergraph Corporation.

Our audits also included the financial statement schedule of Intergraph Corporation listed in Item 14(a)(2). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth herein.

We also consent to the incorporation by reference in the Registration Statement (Form S-3 No. 33-25880) pertaining to the Stock Bonus Plan dated December 22, 1988; in the
Registration Statement (Form S-8 No. 33-53849) pertaining to the Intergraph Corporation 1992 Stock Option Plan dated
May 27, 1994; in the Registration Statement (Form S-8 No.
33-57211) pertaining to the Assumption of Options under the InterCAP Graphics Systems, Inc. 1989 Stock Option Plan and
1994 Nonqualified Stock Option Program dated January 10, 1995;
in the Registration Statement (Form S-8 No. 33-59621) pertaining to the 1995 Intergraph Corporation Employee Stock Purchase Plan dated May 26, 1995; in the Registration Statement (Form S-8 No. 333-79129) pertaining to the Intergraph Corporation Nonemployee Director Stock Option Plan dated May 24, 1999; in the Registration Statement (Form S-8 No. 333-79137) pertaining to the Intergraph Corporation 1997 Stock Option Plan dated May 24, 1999; in the Registration Statement (Form S-8 No. 333-40300) pertaining to the
2000 Intergraph Corporation Employee Stock Purchase Plan dated
June 27, 2000; and in the related Prospectuses, of our report dated January 31, 2001, with respect to the consolidated financial statements and schedule of Intergraph Corporation and subsidiaries included or incorporated by reference in the Annual Report (Form 10-K) for the year ended December 31, 2000.

                                              /s/ Ernst & Young LLP
Birmingham, Alabama
March 23, 2001